Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO REPORT FIRST QUARTER EARNINGS
AFTER MARKET CLOSE ON DECEMBER 21

NASHVILLE, Tenn. (Dec. 7, 2005) – American Healthways, Inc. (NASDAQ: AMHC) today announced that results for the first quarter, which ended November 30, 2005, will be released after market close on Wednesday, December 21, 2005, followed the same day by an earnings conference call and live webcast scheduled for 5 p.m. ET.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.earnings.com. The online replay will be available at each location through December 28, 2005. A telephone replay of the call will also be available through December 28, 2005, at 719-457-0820, confirmation number 8564223.

About American Healthways
American Healthways, Inc. is the nation’s leading and largest provider of disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2005, the company had nearly 1.9 million lives under management worldwide. For more information visit www.americanhealthways.com.